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                                                                 EXHIBIT(23)(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seligman Time Horizon/Harvester Series, Inc. (comprised of Seligman Time Horizon 30 Fund, Seligman Time Horizon 20 Fund, Seligman Time Horizon 10 Fund and Seligman Harvester Fund):

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-85111 on Form N-1A of our report dated February 28, 2006, relating to the financial statements and financial highlights of Seligman Time Horizon/Harvester Series, Inc., including Seligman Time Horizon 30 Fund, Seligman Time Horizon 20 Fund, Seligman Time Horizon 10 Fund and Seligman Harvester Fund, appearing in the Annual Report on Form N-CSR of Seligman Time Horizon/Harvester Series, Inc. for the year ended December 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
April 25, 2006